UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2005

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive, Ste. 110

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2005, Amylin Pharmaceuticals, Inc. amended and restated its 2001 Deferred Compensation Plan in order to change the administrator for the Plan and ensure the Plan is compliant with Section 409A of the Internal Revenue Code of 1986, as amended.  The Plan allows certain eligible employees selected by Amylin and non-employee directors to defer receipt of their salary and/or annual cash bonus into cash accounts that mirror the gains and/or losses of several different investments and investment funds selected by Amylin.  Participants are permitted to defer up to 80% of salary and up to 80% of annual cash bonus until the occurrence of certain events or specified date(s).  Amylin is not required to make any contributions to the plan.  Amylin does not fund the plan other than through salary deferrals.  Participants have an unsecured contractual commitment by Amylin to pay the amounts that become due under the plan.  When such payments are due, participants will receive cash distributed from Amylin’s general assets, except that non-employee directors will receive Amylin’s common stock upon receiving distributions.

The foregoing description of the Plan is qualified in its entirety by reference to the Amended and Restated 2001 Deferred Compensation Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

On June 28, 2005, Amylin and Bachem, Inc. entered into a Commercial Supply Agreement, pursuant to which Bachem will supply Amylin with pramlintide acetate, the bulk drug substance contained in SYMLIN® (pramlintide acetate).  The Supply Agreement has a term of six years and is automatically renewed thereafter from year to year, with such renewal periods subject to termination by either party upon two years prior written notice.  Amylin and Bachem each have normal and customary termination rights, including termination for material breach or upon various financial events.  In addition, Amylin may terminate the Supply Agreement at any time if any regulatory authority denies or withdraws approval of this product, or if Bachem loses its manufacturing authorizations for this product.  Amylin and Bachem are also parties to an Agreement dated July 2, 1997, as amended and assigned September 9, 1998, that will expire in accordance with its terms on June 30, 2005, and in which Amylin engaged Bachem to supply pramlintide acetate.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description

10.1	Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan, as amended June 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated:	June 30, 2005	By:	/s/ Mark G. Foletta
Mark G. Foletta
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

10.1	Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan, as amended June 28, 2005.